                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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                                    THE YACKTMAN FUNDS, INC.
--------------------------------------------------------------------------------
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
THE YACKTMAN FUNDS, INC.

1-800-248-5976



                                                                OCTOBER 19, 1998



Dear Shareholder:



Your Board of Directors is sending you this proxy statement to respond to Yacktman Asset Management Co.'s ("Yacktman") proxy statement. Yacktman wants to replace your Independent Directors with people that it has hand-picked. We urge you to vote to keep your Funds' current Independent Directors.


WE THINK YOU SHOULD CONSIDER THE FOLLOWING:


    - SEC Chairman Levitt has said "BOARD INDEPENDENCE IS CRUCIAL." As Directors, we take seriously the responsibility placed upon us by Congress, by the SEC, and, most important, by you, the shareholders. As your "watchdog" representatives, your Independent Directors have asked Yacktman questions that we believe you would have asked if you had the chance. The Independent Directors also have asked questions that counsel has urged them to ask to protect your interests. Unfortunately, we believe Yacktman has consistently refused to address the issues that have been raised, issues that we think have a direct bearing on your investment in the Funds.



    - Yacktman's actions have caused your Funds to depart from the investment style we think you expected when you invested in the Funds. This, we believe, has magnified the poor performance and risk of your Funds.



    - We believe Yacktman has been unwilling to accept oversight from your Independent Directors that questions how your investment is managed. In retaliation for the Independent Directors' efforts to protect your investment, Donald

      Yacktman wants to oust all of the current Independent Directors and replace them with a new group of people that Yacktman has selected.



    - We view Yacktman's unprecedented attempt to silence the Independent Directors, your "watchdogs," as a desperate effort to preserve its lucrative fees from your Funds in the face of worsening investment performance. In 1997, Yacktman took in more than $6.5 MILLION in management fees from your Funds. Each of the then three Independent Directors earned $8,000. Think about it. Who really, to use Donald Yacktman's term, is motivated to "perpetuate" their current position?


FOR THE REASONS EXPLAINED IN THIS PROXY STATEMENT, WE URGE YOU TO VOTE TO KEEP YOUR INDEPENDENT DIRECTORS.


By order of the Board of Directors
The Yacktman Funds, Inc.

                                                                October 19, 1998


THE YACKTMAN FUNDS, INC.
IMPORTANT NEWS!


OVER THE LAST SIX YEARS, THE INDEPENDENT DIRECTORS OF THE YACKTMAN FUNDS, INC. (THE "FUNDS") HAVE SERVED IN THEIR "WATCHDOG" ROLE TO PROTECT YOUR INTERESTS AS AN INVESTOR IN THE FUNDS. NOW, AFTER THE INDEPENDENT DIRECTORS HAVE BEEN ASKING THE "TOUGH" QUESTIONS FOR OVER A YEAR AND AFTER THE INVESTMENT PERFORMANCE OF YOUR FUNDS HAS DETERIORATED DRAMATICALLY, YACKTMAN ASSET MANAGEMENT CO. ("YACKTMAN"), THE INVESTMENT ADVISER TO YOUR FUNDS, WANTS TO REPLACE YOUR INDEPENDENT DIRECTORS WITH A SLATE OF DIRECTORS THAT IT HAS "HAND-PICKED." THIS IS AN OVERVIEW OF THE KEY ISSUES. WE ENCOURAGE YOU TO READ THE ENCLOSED PROXY STATEMENT FOR A FULLER EXPLANATION.


                                      Q&A
                                   ---------
                             QUESTIONS AND ANSWERS


Q. WHAT IS THE DISAGREEMENT BETWEEN THE INDEPENDENT DIRECTORS AND YACKTMAN?



A. We believe Yacktman has not been willing to accept the oversight of the Independent Directors, as required by law, and wants to remove them because they have raised the following issues:


- UNACCEPTABLY POOR INVESTMENT PERFORMANCE RESULTING FROM A CHANGE IN THE "YACKTMAN STYLE" OF INVESTMENT.

 Yacktman has shifted away from investing primarily in large companies and now focuses on much smaller companies. We believe this change has led to steadily worsening relative investment performance, greater risk, less liquidity, and more volatility.

- YACKTMAN'S FAILURE TO HIRE AN ADEQUATE INVESTMENT STAFF.


 Yacktman has only three experienced professionals on its investment staff to manage more than 100 investment accounts and almost $900 million in assets. We believe Yacktman's staff is inadequate in terms of depth, experience and expertise.

- THE DAY-TO-DAY MANAGEMENT OF THE PORTFOLIO BY PEOPLE OTHER THAN DONALD
YACKTMAN.


 We believe Donald Yacktman has delegated day-to-day portfolio management to less-qualified, less-experienced members of his staff, most notably his 28-year-old son, Steve.


- DONALD YACKTMAN'S DISREGARD FOR YOUR FUNDS' CODE OF ETHICS.


 Donald Yacktman is flouting your Funds' Code of Ethics by continuing to serve on the board of a publicly-held company without the permission of your Funds' Board in violation of your Funds' Code of Ethics.



Q. WHAT IS YACKTMAN'S INVESTMENT PERFORMANCE?



A. Very disappointing. In none of the following measurement periods has either of the Funds matched the total return of the Standard & Poor's 500 or done well versus its peer group, as defined by Lipper:



                                                        STANDARD &
                                      THE YACKTMAN        POOR'S
                     THE YACKTMAN     FOCUSED FUND    COMPOSITE INDEX   THE YACKTMAN     THE YACKTMAN
                     FUND AVERAGE    AVERAGE ANNUAL    OF 500 STOCKS     FUND LIPPER     FOCUSED FUND
   TIME PERIOD      ANNUAL RETURNS       RETURNS      ANNUAL RETURNS      RANKING*      LIPPER RANKING*
------------------  ---------------  ---------------  ---------------  ---------------  ---------------

Three Months Ended
 9/30/98                   -16.4%           -16.3%            -9.9%    707 OUT OF 827   702 OUT OF 827
Year-to-Date
 (1/1/98-9/30/98)          -13.3%            -9.4%             6.0%    717 OUT OF 763   665 OUT OF 763
One Year
 (10/1/97-9/30/98)         -15.7%           -12.2%             9.0%    676 OUT OF 714   651 OUT OF 714
Three Years
 (10/1/95-9/30/98)          10.8%             N/A             22.6%    417 OUT OF 449   N/A
Five Years
 (10/1/93-9/30/98)          14.7%             N/A             19.9%    186 OUT OF 289   N/A
Since Inception
 (7/6/92)                    9.8%             N/A             18.3%    N/A              N/A
Since Inception
 (5/1/97)                    N/A              3.2%            20.3%    N/A              N/A


-----------------


* Lipper rankings are out of the total number of funds in the Lipper Growth and Income fund category for the time periods specified. Source: Lipper Analytical Services.



  N/A means not applicable.



THE RESPECTED INDUSTRY PUBLICATION, FUND WATCH, LAST MONTH SAID IT ALL: THE "ONCE HIGH-FLYING [YACKTMAN] FUNDS HAVE BEEN PERFORMING ABOMINABLY OF LATE."

Q. HAVE THE INDEPENDENT DIRECTORS TRIED TO MICRO-MANAGE THE INVESTMENTS OF YOUR FUNDS?



A. The Independent Directors have never told Yacktman what investments to make and they don't intend to start now. They have, though, raised questions about investments that were not consistent with the "Yacktman Style," especially the growing movement away from stocks of large companies to stocks of smaller, more risky ones and have questioned whether sufficient professional resources are being applied to the Funds.



Q. ARE THE INDEPENDENT DIRECTORS SIMPLY TRYING TO PERPETUATE THEMSELVES IN
OFFICE?



A. No. The Independent Directors are acting in a manner dictated by their fiduciary duties. Each earns $8,000 per year in fees for his service. Compare that to Yacktman, which earned more than $6.5 MILLION in management fees from your Funds in 1997, and you can judge for yourself who is simply trying to perpetuate their current position.



Q. HAVE YOU FIRED DONALD YACKTMAN?



A. Yacktman is still investment adviser to your Funds. Donald Yacktman has been removed as President of your Funds, due to his inability to work constructively with the Independent Directors.



Q. WHAT HAPPENS IF I VOTE TO KEEP THE INDEPENDENT DIRECTORS? WILL YOU FIRE YACKTMAN THEN?



A. Yacktman said in its proxy statement that it might quit if you do not remove the Independent Directors. In light of that, and of the concerns that your Independent Directors have about Yacktman, the Independent Directors are considering a number of alternative courses of action, including hiring another investment adviser.



Q. WHO ARE THE INDEPENDENT DIRECTORS? WHAT IS THEIR ROLE?



A. Your Independent Directors are distinguished businesspersons who are not affiliated with Yacktman. The Supreme Court of the United States has stressed that the Investment Company Act, which regulates mutual funds, "was designed to place the unaffiliated directors in the role of independent watchdogs, who would furnish an independent check upon the management of investment companies . . . Congress entrusted to the independent directors of investment companies . . . the primary responsibility for looking after the interests of the funds' shareholders."



Q. WHAT DO I HAVE TO DO TO KEEP THE INDEPENDENT DIRECTORS IN OFFICE?



A. To keep the Independent Directors, VOTE "AGAINST" YACKTMAN'S PROPOSAL TO REMOVE THE INDEPENDENT DIRECTORS ON THE ENCLOSED WHITE PROXY CARD.



Q. I RECEIVED ONE PROXY CARD FROM YACKTMAN AND ONE FROM YOU. WHICH ONE DO I SEND BACK?



A. To keep the Independent Directors, SIGN, DATE, VOTE "AGAINST" YACKTMAN'S PROPOSAL TO REMOVE THE INDEPENDENT DIRECTORS, AND RETURN THE WHITE PROXY CARD that is enclosed. You may throw out the blue proxy card that you received from Yacktman. If you have already voted the blue Yacktman card, sending in our WHITE card will replace it.



Q. WILL I RECEIVE MORE PROXY CARDS IN THE FUTURE? WHAT DO I DO WITH THEM?



A. Yes, please SIGN, DATE, VOTE "AGAINST" YACKTMAN'S PROPOSAL TO REMOVE THE INDEPENDENT DIRECTORS, AND RETURN ALL OF THE WHITE PROXY CARDS you receive. You may throw out any additional blue proxy cards.



Q. WHOM DO I CALL FOR MORE INFORMATION?



A.  Please call 1-800-248-5976.



  "...INDEPENDENT DIRECTORS...ARE REALLY THE INVESTORS' FIRST LINE OF DEFENSE AGAINST ABUSES."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE INVESTMENT COMPANY INSTITUTE
                                                                     (5/19/95)

THE YACKTMAN FUNDS, INC.

PROXY STATEMENT


                                                                OCTOBER 19, 1998


1. YACKTMAN'S PROPOSAL TO REMOVE YOUR FUNDS' INDEPENDENT DIRECTORS

You should ask yourself the following questions:

    - What is the role of independent directors?

    - Why have the Independent Directors questioned Yacktman?

    - Who are the Independent Directors?

    - What happens if the Independent Directors are NOT removed?


WHAT IS THE ROLE OF INDEPENDENT DIRECTORS?



As in all corporations, the directors of mutual funds are the representatives of shareholders and the supervisors of management. However, because of the special structure of mutual funds and the great power investment advisers have, Congress and the SEC have placed special responsibility on those directors who are not affiliated with the investment adviser to represent the shareholders and to oversee the investment adviser. Some decisions, such as the approval of the investment advisory contract, must be



  "...INDEPENDENT DIRECTORS...ARE REALLY THE INVESTORS' FIRST LINE OF DEFENSE AGAINST ABUSES."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE INVESTMENT COMPANY INSTITUTE
                                                                     (5/19/95)
made by the non-interested directors separately and in addition to the approval of the entire board of directors.


Arthur Levitt, Chairman of the SEC, has stressed the overall importance of the role of the Independent Directors:

  "Legions of people already look after the interests of management, of the industry, of the capital markets, of employees, and others. [Independent Directors] are charged with the responsibility to represent the interests of investors . . . . Men and women who as directors are passive; who view their roles as mere advisors; who are pliant and pleasant, but who do not insist upon a real monitor's role do small service to anyone and deserve little respect."

The Investment Company Institute, the mutual fund industry's largest trade group, states:


  "A primary responsibility of the directors is to evaluate the investment performance of the fund's portfolio. That responsibility does not entail second-guessing of specific portfolio management decisions, but rather a continuing evaluation of the fund's performance as a whole in light of its investment objectives and shareholder expectations as to portfolio strategy and risk."



In short, the role of independent director is that of "WATCHDOG" for the shareholder, providing an independent check upon the investment adviser and other service providers.



The Independent Directors understand that, as watchdogs for the shareholders, it is their responsibility to ensure that Yacktman



  "EVEN MORE IMPORTANT: DO BOARD MEMBERS SPEAK THEIR MINDS, OR DO THEY MARCH IN LOCKSTEP WITH MANAGEMENT? BOARD INDEPENDENCE IS CRUCIAL."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95) acts properly, not only as investment adviser, but as a fiduciary to your Funds. The Independent Directors have simply been doing what the law requires them to do when they inquired about Yacktman's investment techniques and its professional resources as an investment adviser.


The Independent Directors consist of Jon Carlson, Tom Hanson, Stanislaw Maliszewski, and Steve Upton. Each is unaffiliated with Yacktman. Mr. Carlson, by virtue of his serving as President, Secretary and Treasurer of the Funds, is an "interested person" of the Funds as defined by the Investment Company Act of 1940. He is not, however, currently affiliated with Yacktman.



UNFORTUNATELY, IN THE VIEW OF YOUR INDEPENDENT DIRECTORS, YACKTMAN REPEATEDLY HAS BEEN UNWILLING TO ACCEPT THE OVERSIGHT OF INDEPENDENT DIRECTORS UPON WHICH INVESTORS HAVE COME TO DEPEND WHEN INVESTING IN MUTUAL FUNDS. RATHER THAN RESPOND TO THE LEGITIMATE OVERSIGHT OF THE INDEPENDENT DIRECTORS, YACKTMAN NOW WANTS TO JETTISON THEM.


WHY HAVE THE INDEPENDENT DIRECTORS QUESTIONED YACKTMAN?

Over the last year, four issues have especially concerned the Independent
Directors:


    - Worsening investment performance that we believe results from Yacktman's departure from the "Yacktman Style"



  "I ASK [DIRECTORS] TO REMEMBER THAT [THEY] HAVE A CONSTITUENCY, USUALLY NUMBERING IN THE THOUSANDS. EVERY TIME [THEY] SIT DOWN AT THE TABLE WITH [THEIR] FELLOW DIRECTORS, THOUSANDS OF INVESTORS SIT WITH [THEM]. EVERY TIME [DIRECTORS] STAND UP FOR WHAT'S RIGHT, EVEN IF [THEY] THINK [THEY] MAY BE ALONE, THOUSANDS OF INVESTORS STAND WITH [THEM]."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95)

    - Donald Yacktman's apparently diminished role in the management of your Funds' portfolios



    - Yacktman's lack of professional resources



    - Violations of the Funds' Code of Ethics



DEPARTURE FROM THE "YACKTMAN STYLE," RESULTING IN WORSENING PERFORMANCE



Over the years, Yacktman developed an investment process that has been characterized as the "Yacktman Style." The Yacktman Style has been described as "Buy[ing] big, growing, boring companies when they're beaten down in price and sell[ing] them when prices approach peak valuations . . . the quintessential large-company growth fund." (Fred W. Frailey, "Donald Yacktman: Insider Interview," KIPLINGER'S PERSONAL FINANCE MAGAZINE, Aug. 1995.) The original 1992 prospectus of The Yacktman Fund stated and still states: "The Fund invests primarily in companies with large capitalization ($1 billion or more) with long records of earnings growth and dividends."



In the view of your Independent Directors, Yacktman in recent years has not maintained its emphasis on what are perceived as large capitalization stocks in today's market. While the average market capitalization of the Fortune 500 increased from $3.5 billion in 1992 to $16.2 billion as of March 18, 1998 (an increase of 360%), the average market capitalization of The Yacktman Fund decreased from $5.2 billion to $2.0 billion (a decrease of 62%). The Independent Directors are concerned that your Funds are no



  "FUNDS WHOSE DIRECTORS FORGET WHOM THEY REPRESENT WON'T BE LONG FOR THE
  BUSINESS.... I DO EXPECT [FUND DIRECTORS] TO REMEMBER WHOM THEY SERVE--FUND
  SHAREHOLDERS. AND I EXPECT FUND DIRECTORS TO BE TIRELESS IN THE PURSUIT OF SHAREHOLDER INTERESTS."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE INVESTMENT COMPANY INSTITUTE
                                                                     (5/15/98)
longer focusing their investments on the large capitalization stocks that we believe you expect. We think this could lead not only to continued poor performance, but also to greater risk.



In addition, although The Yacktman Focused Fund can use derivatives, the Independent Directors questioned how the use of "derivatives" (put options) was consistent with the equity growth philosophy that Yacktman had previously espoused. Even though put options have constituted only a small portion of The Focused Fund's portfolio, the Independent Directors are concerned about what they view as Donald Yacktman's inability to respond adequately to their questions regarding the use, benefit and risks of put options in The Focused Fund's portfolio. A put option gives the purchaser, in return for a premium, the right, for a specified period of time, to sell the securities subject to the option to the writer of the put at the specified exercise price.



AT NO TIME DID THE INDEPENDENT DIRECTORS TELL YACKTMAN TO BUY OR SELL A PARTICULAR SECURITY, ALTHOUGH THEY DID ASK WHY PARTICULAR SECURITIES WERE APPROPRIATE FUND INVESTMENTS. THEY DID NOT TRY TO "MICRO-MANAGE" YOUR FUNDS' PORTFOLIOS, BUT MERELY TRIED TO ENSURE THAT SHAREHOLDERS' EXPECTATIONS AS TO STRATEGY AND RISK WERE BEING FULFILLED.



  "THERE ARE TOO MANY BOARDS THAT OVERLOOK MORE THAN THEY OVERSEE; TOO MANY
  BOARDS THAT SUBSTITUTE CEO DIRECTIVES FOR BOARD INITIATIVE...."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/28/96)

WE BELIEVE YACKTMAN'S DEPARTURE FROM THE
PERFORMANCE. In none of the following measurement periods
Poor's 500 or done well versus its peer group, as defined by Lipper:


                                           THE YACKTMAN
                           THE YACKTMAN    FOCUSED FUND
                           FUND AVERAGE   AVERAGE ANNUAL
      TIME PERIOD         ANNUAL RETURNS     RETURNS
------------------------  --------------  --------------

Three Months Ended
  9/30/98                        -16.4%          -16.3%

Year-to-Date
  (1/1/98-9/30/98)               -13.3%           -9.4%

One Year
  (10/1/97-9/30/98)              -15.7%          -12.2%

Three Years
  (10/1/95-9/30/98)               10.8%             N/A

Five Years
  (10/1/93-9/30/98)               14.7%             N/A

The Yacktman Fund Since
  Inception (7/6/92)               9.8%             N/A

The Yacktman Focused
  Fund Since Inception
  (5/1/97)                          N/A            3.2%


------------

* Lipper rankings are out of the total number of funds in the specified. Source: Lipper Analytical Services.



N/A means not applicable.

YACKTMAN STYLE HAS LED TO YOUR FUNDS' DISMAL has either of the Funds matched the total return of the Standard &

  STANDARD &
  POOR'S COM-                         THE YACKTMAN
POSITE INDEX OF                       FOCUSED FUND
  500 STOCKS     THE YACKTMAN FUND       LIPPER
ANNUAL RETURNS    LIPPER RANKING*       RANKING*
---------------  -----------------  -----------------

        -9.9%    707 OUT OF 827     702 OUT OF 827

         6.0%    717 OUT OF 763     665 OUT OF 763

         9.0%    676 OUT OF 714     651 OUT OF 714

        22.6%    417 OUT OF 449     N/A

        19.9%    186 OUT OF 289     N/A

        18.3%    N/A                N/A

        20.3%    N/A                N/A

Lipper Growth and Income fund category for the time periods

MANAGEMENT OF YOUR FUNDS' PORTFOLIOS


The Funds' prospectus states that Donald Yacktman is the Funds' portfolio manager. However, your Independent Directors have become increasingly concerned that, in their view, THE DAY-TO-DAY MANAGEMENT OF YOUR FUNDS HAS BEEN DELEGATED TO LESS-QUALIFIED, LESS-EXPERIENCED MEMBERS OF YACKTMAN'S STAFF, NOTABLY DONALD YACKTMAN'S 28-YEAR-OLD SON, STEVE YACKTMAN. This concern is rooted in the Independent Directors' perception that a change in the investment style of your Funds has taken place and in the inability of Donald Yacktman to respond with a convincing degree of knowledge to questions about your Funds' investments and investment techniques, particularly the use of "derivatives" (put options) by The Yacktman Focused Fund.


PROFESSIONAL RESOURCES OF YACKTMAN


YOUR INDEPENDENT DIRECTORS HAVE REPEATEDLY EXPRESSED CONCERN THAT YACKTMAN'S STAFF IS INADEQUATE, IN TERMS OF DEPTH, EXPERIENCE AND EXPERTISE. The Independent Directors believe Yacktman employs only three experienced investment professionals. The size of this staff has remained relatively constant in spite of a large increase in the number of accounts. To the knowledge of the Independent Directors, none of Yacktman's employees, including Donald Yacktman, is or is studying to become a Certified Financial Analyst (CFA), a certification that is a common qualification in the investment management industry. Donald Yacktman and Ronald Ball are the only Yacktman investment professionals who have more than six years' experience. Mr. Ball has advised the Independent Directors that he has not been involved in the investment of your Funds' assets. Other investment advisers with similar amounts of assets and accounts under management typically have much larger, more experienced staffs of investment professionals (especially those advisers that invest in mid-cap and small-cap companies, which are far greater in number and therefore require more resources to monitor, than large-cap companies). Finally, in the wake of the departure of a more experienced investment professional, who left Yacktman in June 1998 to work for a competitor, Yacktman hired Steve Yacktman's brother-in-law, Russell Wilkins, who had no prior investment experience.



  "ALL INDEPENDENT DIRECTORS MAY BE CALLED UPON TO TAKE SIGNIFICANT ACTION IN THEIR COMPANIES AT SOME POINT."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95)

VIOLATIONS OF YOUR FUNDS' CODE OF ETHICS

The SEC requires every mutual fund to have a code of ethics with which all employees of the fund and its adviser must comply. Its purpose is to ensure that the personnel of funds and their advisers do not take advantage of their positions with the fund for their own personal gain.


Your Funds adopted a Code of Ethics, which prohibits Yacktman's employees from being on the board of directors of a publicly-held company without prior Board approval (a common prohibition found in mutual fund codes of ethics). This prevents a conflict between the loyalty and time commitment that these persons must give your Funds and the loyalty and time commitment required of them as directors of the publicly-held companies. It also helps prevent a misuse of inside information. Donald Yacktman agreed with this when he recently told the Board that the principles underlying this provision are sound.



In 1996, Steve Yacktman and another Yacktman investment professional unsuccessfully tried to push their way onto the boards of two publicly-held companies without getting prior authorization from the Board of Directors of your Funds. The Funds were signficant shareholders of the two publicly-held companies. Had Steve Yacktman and the other Yacktman employee successfully used their influential position with Yacktman to become directors of the publicly-held companies, they would not only have violated the Code of Ethics, but also may have caused the Funds to violate one of their fundamental investment restrictions (one that prohibits your Funds from investing in companies for the purpose of exercising control of those companies). When the Independent Directors learned of this situation (from somebody other than Yacktman), the Board prevented the violation from occurring and held an extensive discussion of the requirements of the Code of Ethics with Yacktman. During this conversation, Donald Yacktman admitted that there were supervisory and management control lapses within the Yacktman organization.



  "MEN AND WOMEN WHO AS DIRECTORS ARE PASSIVE; WHO VIEW THEIR ROLES AS MERE ADVISORS; WHO ARE PLIANT AND PLEASANT, BUT WHO DO NOT INSIST UPON A REAL MONITOR'S ROLE DO SMALL SERVICE TO ANYONE AND DESERVE LITTLE RESPECT."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95)

In February 1998, the Board AGAIN learned from an inadvertent comment by Yacktman personnel that Donald and Steve Yacktman actually were directors of a company that had recently gone public, a clear Code of Ethics violation. Donald and Steve Yacktman had not informed the Board that they were serving as directors of this company when it was private. Then, when the company went public, the Yacktmans neither notified the Board nor sought prior Board authorization, in complete disregard of the Code of Ethics. After consulting with counsel, the Independent Directors asked, and Yacktman agreed, that all Yacktman employees review the Code of Ethics with your Funds' counsel to prevent future violations. The Independent Directors also asked Donald to resign his board position with the publicly-held company and asked Steve to submit a letter agreeing to resign from his board position in certain circumstances. Finally, the Board instructed Steve to review periodically with the Board of Directors his continued participation on the board of the publicly-held company. AS OF TODAY, NEITHER DONALD NOR STEVE HAS COMPLIED WITH THESE INSTRUCTIONS NOR HAS THE BOARD RECEIVED ANY INDICATION THAT YACKTMAN EMPLOYEES HAVE REVIEWED THE CODE OF ETHICS. IN FACT, AT AN AUGUST 14, 1998 BOARD MEETING, DONALD YACKTMAN TOLD THE BOARD THAT HE HAD RESIGNED FROM THE BOARD OF THE PUBLICLY-HELD COMPANY. MORE THAN A FULL MONTH LATER, THE BOARD LEARNED THAT DONALD HAD NOT RESIGNED AND REMAINS A DIRECTOR OF THE COMPANY.


WHO ARE THE INDEPENDENT DIRECTORS?


The proxy statement solicited by Yacktman makes disparaging remarks about the Independent Directors. These remarks are clearly intended to give you the impression that the current Independent Directors are inexperienced and undistinguished. We disagree, but you be the judge. Each of them has been a Director of your Funds since inception in 1992. Indeed, in Charles Schwab's Web site, Yacktman itself has claimed that the Funds have "an outstanding Board of Directors." Moreover, they each have substantially more experience in investment management--and the oversight of investment advisers--than the candidates that Yacktman has selected.



  "INDEPENDENCE IS A STATE OF MIND. HOWEVER [DIRECTORS] ARRIVE, WHATEVER [THEIR] BACKGROUND, INDEPENDENCE IS THE MOST IMPORTANT MEASURE OF [THEIR] SUCCESS."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95)

To acquaint you with your Independent Directors, each of whom also is deemed a participant in this solicitation under the SEC's proxy rules, below is a summary of their background and qualifications:



  JON D. CARLSON--Mr. Carlson, 57, is the President, Treasurer and Secretary of your Funds. He was the Executive Vice President of Yacktman Asset Management Co. from May 1992, until June 1998. Before that, he was a Senior Vice President of Kemper Securities Group, Inc., which he joined in March 1989. Before joining Kemper, he had been an account and marketing officer for Chase Manhattan and Manufacturers Hanover Investment Corporation and a securities broker for institutional investors with Kidder, Peabody & Co. A graduate of The University of Michigan and the Michigan Law School, Mr. Carlson has been admitted to the practice of law in Michigan, New York and Illinois. Mr. Carlson currently serves as Chairman of the Board of Directors of The Career Development Institute, a Chicago area organization that provides programs and assistance to individuals who are at critical crossroads in their personal and career lives. From 1986 to 1992, Mr. Carlson served as a member of the Hinsdale, Illinois Area United Way Board and on The Budget and Allocation Board of the DuPage County, Illinois United Way. From 1972 to 1978, Mr. Carlson served on the Employee Benefits Committee of the Taxation Section of the American Bar Association and on the Subcommittee for Fiduciary Responsibility. In 1976, Mr. Carlson authored a narrative outline published by the Practising Law Institute, New York, entitled, "Structuring Plans to Comply with the Fiduciary Responsibility Provisions of ERISA." Jon Carlson, by virtue of his serving as President, Treasurer and Secretary of the Funds, is an interested person of the Funds as defined by the Investment Company Act of 1940. He is not, however, currently affiliated with Yacktman.



  "LEGIONS OF PEOPLE ALREADY LOOK AFTER THE INTERESTS OF MANAGEMENT, OF THE INDUSTRY, OF THE CAPITAL MARKETS, OF EMPLOYEES, AND OTHERS. [DIRECTORS] ARE CHARGED WITH THE RESPONSIBILITY TO REPRESENT THE INTERESTS OF INVESTORS."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95)

  THOMAS R. HANSON--Mr. Hanson, 60, is a Partner of Fleming/Hanson Sales, a manufacturers' representative firm in the commercial and industrial air conditioning industry. Prior to establishing this firm in 1991, Mr. Hanson was President of Thermal Air Systems, Inc., Bensenville, Illinois. He also serves on the Corporate Member Board of Advocate Health Care, Inc., Oak Brook, Illinois, on the Development Board of Good Samaritan Hospital, Downers Grove, a major hospital in suburban Chicago, and on the Advisory Board for the College of Engineering of the University of Iowa from which he earned a B.S. in Mechanical Engineering. Mr. Hanson served from 1983 to 1989 on the DuPage County, Illinois Easter Seal Board, which he chaired from 1988 to 1989 and as a member of the Board of Directors of Evangelical Health Systems (EHS), a major Chicago area healthcare corporation, and served as a member of EHS's Compensation and Executive Committees and chaired its Strategic Planning Committee.



  STANISLAW MALISZEWSKI--Mr. Maliszewski, 54, who has over 27 years of investment management, investment banking, and real estate experience, currently is self-employed and engages in pension marketing, private investing and consulting activities (through a number of entities, including Gateway Asset Management Inc.). Over the last sixteen years, he has been responsible for business development and client relations in the investment management industry, primarily in domestic equity, fixed income, and real estate. His direct responsibilities have been in business development, client relations, product development, portfolio management, and reporting. Since 1993, he has been involved in private investing, consulting, and representing investment advisors to major institutional investors, including corporate, public, Taft-Hartley, endowments, and foundations. Previously, Mr. Maliszewski was a partner of Rosenberg Real Estate Equity Funds and a Senior Vice President of LaSalle Partners. He is a former member of



  "THERE ARE SOME WHO SAY THAT FUND DIRECTORS NEED NOT BE AS STRONG AS CORPORATE DIRECTORS--THAT THEIR ROLE IS DIFFERENT. THAT IT REQUIRES LESS EFFORT, LESS INDEPENDENCE OR LESS VIGILANCE. THOSE WHO BUY INTO THIS MYTH ARE MAKING EXCUSES FOR DIRECTORS WHO DON'T HAVE THE TIME OR THE INTEREST TO STAND UP FOR SHAREHOLDERS."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE INVESTMENT COMPANY INSTITUTE
                                                                     (5/15/98)
  the National Council of Real Estate Investment Fiduciaries and a former board member of the Pension Real Estate Association. He has been a frequent speaker on a variety of issues impacting real estate investment management, including diversification strategy, performance measurement, and reporting. Mr. Maliszewski was a member of the Investment Banking Services Department at Goldman Sachs Co., responsible for maintaining and developing client relationships. He advised senior management of client and prospective client companies on the formulation and execution of financial policies and strategies. He developed and supervised the execution of numerous types of transactions, including public offerings of common stock, currency swaps, industrial development revenue bonds, real estate sales, lease financing, mergers and acquisitions, restricted stock transactions, commercial paper transactions, and general financial advisory transactions. Mr. Maliszewski graduated from the Harvard Business School with an MBA and has an AB degree from Princeton University.



  STEPHEN E. UPTON--Mr. Upton, 74, is the retired President of the Whirlpool Foundation, Benton Harbor, Michigan, a position he held until 1993. He retired in 1988 as a Senior Vice President for Whirlpool Corporation, a major manufacturer of household appliances. Mr. Upton had been an officer and employee of Whirlpool since 1955. Mr. Upton is a member of the Board of Interlochen, Michigan Center for the Arts, a Trustee of the Michigan Colleges Foundation, and is the Chairman of the Board of Trustees of the Frederick S. Upton Foundation, which was established in 1954 by his father, the co-founder of Whirlpool Corporation. He has served as Chairman of the Board of Trustees of Olivet College in Michigan and continues to serve as a member of the Board of Trustees and as Chairman Emeritus. He is former Chairman of the Association of Home Appliance Manufacturers, a former member of the Board of Directors of the National Association of Manufacturers, a former member of the Board of the Irving S. Gilmore International Keyboard Festival, a former member of the Council of Better Business



  "THE FORCE OF [DIRECTORS'] EXAMPLE IN LEADERSHIP FAR OUTWEIGHS ANY AUTHORITY THE SEC MIGHT WIELD."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/28/96)

  Bureaus, a former Board Member of the Michigan Chamber of Commerce, a former Board Member of the Board of United Way of Southwest Michigan and former Chairman of the Consumer Affairs Committee for the United States Chamber of Commerce. Mr. Upton holds a B.B.A. degree from The University of Michigan and received an honorary doctor of humane letters degree from Olivet College.



We believe these individuals, whose only financial interest in the outcome of this proxy solicitation is the $8,000 yearly salary that each receives from your Funds, are eminently qualified to continue as your Independent Directors.


WHAT HAPPENS IF I VOTE TO KEEP THE INDEPENDENT DIRECTORS?


Yacktman has stated that, if the Independent Directors are not removed, it believes "your Funds' investment advisory agreements with [Yacktman] will be terminated, possibly either by [the Independent Directors] or by [Yacktman] as our disagreements with [the Independent Directors] have become intolerable." In view of this statement and of Yacktman's past resistance to addressing the concerns of the Independent Directors, the Independent Directors are considering a number of alternative courses of action, including the selection of a successor to Yacktman as investment adviser of your Funds.


2. YACKTMAN'S PROPOSAL TO AMEND YOUR FUNDS' BYLAWS


Yacktman has asked you to amend your Funds' bylaws to reduce the number of directors from six to five. We urge you to vote "AGAINST" Yacktman's proposal.


3. YACKTMAN'S PROPOSAL TO ELECT NEW INDEPENDENT DIRECTORS FOR YOUR FUNDS


Yacktman also has asked you to vote to elect the three people that it has nominated to serve as new directors for your Funds. Your Funds' Independent Directors have done their best to fulfill their role as your representatives. However, we believe Yacktman has been unwilling to accept any oversight that questions its decisions



  "IN MANY CASES, IT FALLS TO [INDEPENDENT DIRECTORS] TO SERVE AS THE COMPANY'S CONSCIENCE."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95) about how to manage your money. YACKTMAN NOW SEEKS TO REPLACE YOUR CURRENT INDEPENDENT DIRECTORS WITH A NEW GROUP OF ITS OWN HAND-PICKED NOMINEES. As an investor in the Funds, you should question to what extent a group of people selected by Yacktman will really be looking out for your interests. Your Independent Directors have diligently served your Funds since their inception. We believe replacing your Funds' current Independent Directors with a new group of directors that Yacktman hand-picked will enable Yacktman to continue to abuse its position and to disregard the laws under which mutual funds are supposed to operate. We urge you to "WITHHOLD" your voting authority on Yacktman's proposal to replace your Funds' Independent Directors with its nominees.


4. YACKTMAN'S PROPOSAL TO ADJOURN THE SPECIAL MEETING

Yacktman said in its proxy statement that it intends to seek an adjournment of the special meeting to a later date if it does not have a sufficient number of votes to adopt its proposals on the date that the meeting is scheduled (Proposal
4). Donald Yacktman's purported call of the meeting, however, stated it was for the purpose of voting upon Proposals 1, 2, and 3, but not Proposal 4. Although the Funds believe Proposal 4 is not a proper item for the meeting, PLEASE VOTE "AGAINST" THIS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.

5. YACKTMAN'S PROPOSAL TO OPPOSE ADJOURNMENT OF THE SPECIAL MEETING


Yacktman also said in its proxy statement that if someone other than Yacktman seeks an adjournment of the special meeting, then you should vote against such a proposal (Proposal 5). Again,



  "I'VE LEARNED OVER THE YEARS THAT [DIRECTORS WILL] END UP ON THE RIGHT SIDE OF ALMOST ANY ISSUE [THEY'LL] CONFRONT IN DEALING WITH PUBLIC COMPANIES IF [THEY] MAKE THE INTERESTS OF INVESTORS [THEIR] TOUCHSTONE."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95)

Donald Yacktman's purported call of the meeting stated that it was for the purpose of voting on Proposals 1, 2, and 3, but not Proposal 5. Although the Funds believe that Proposal 5 is not a proper item for the meeting, PLEASE VOTE "FOR" THIS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.



INFORMATION ABOUT THE CALLING OF THE MEETING



When he was President of your Funds, Donald Yacktman tried to call a meeting of shareholders to remove your Independent Directors. We believe Donald Yacktman took this action for his own benefit, and not for your benefit. Because of this, the Board of Directors revoked the call for a meeting. We have been advised by your Funds' lawyers that this revocation was effective and that the meeting has not been validly called. However, if the meeting is held, we are sending you this proxy statement and asking you to VOTE THE WHITE CARD TO RETAIN YOUR INDEPENDENT DIRECTORS.



On October 5, 1998, Yacktman and Donald Yacktman filed a lawsuit against the Funds and the Independent Directors in Baltimore, Maryland. The lawsuit seeks to force the Funds to hold the shareholder meeting that Donald Yacktman allegedly called. In addition, it seeks to stop the Funds from using the Funds' own assets for the Funds' own meeting. On October 16, 1998, a Maryland judge issued a temporary restraining order enjoining the Funds from using the Funds' own assets for the Funds' own meeting. Also, on October 16, 1998, the SEC staff issued a letter to the Funds' counsel and to Yacktman's counsel stating that the judge's ruling "could undermine the important role of independent directors" of mutual funds under the Investment Company Act of 1940. The temporary restraining order also enjoins the Independent Directors from taking any actions to impede the conduct of the meeting. The temporary restraining order is not a final or permanent decision of the court. The Funds have directed



  "I WOULD CHARACTERIZE THE RELATIONSHIP BETWEEN THE SEC AND INDEPENDENT DIRECTORS AS A PARTNERSHIP IN THE PUBLIC INTEREST...THE SEC'S ABILITIES AS A WATCHDOG PALE IN COMPARISON WITH [THAT OF INDEPENDENT DIRECTORS]."



           --SEC CHAIRMAN LEVITT'S REMARKS TO THE DIRECTORS' COLLEGE (3/23/95) their lawyers to take all appropriate action to have the order dissolved.


DATE, TIME, AND PLACE OF THE MEETING

If the meeting is held, it will be held at the Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m., Chicago time.


SHAREHOLDER PROPOSALS



As a Maryland corporation, your Funds are not required to hold annual shareholders meetings in any year when the election of directors is not required to be acted upon under the Investment Company Act of 1940. Your Funds hold special meetings as required or deemed desirable. Since your Funds do not hold regular shareholders meetings, we cannot provide you with the date when we next expect to hold a shareholders meeting. To submit a proposal to be included in your Funds' proxy solicitation material for a special shareholders meeting, your Funds must receive your proposal within a reasonable time before your Funds begin soliciting proxies for the meeting. Your proposal also must meet the legal requirements for shareholder proposals under the SEC's proxy rules.


PROXY SOLICITATION


The costs of preparing, printing, and mailing this Proxy Statement and all other costs in connection with the solicitation of proxies will be paid by your Funds, including any additional solicitation made by letter, telephone, or telegraph. We estimate that $500,000 will be spent on the solicitation. As of October 16, 1998, your Funds have incurred about $70,000 of expenses in connection with this solicitation.



Your Funds have also retained Shareholder Communications Corporation ("SCC") to solicit proxies on behalf of your Funds' Board of Directors, the fee for which will be paid by your Funds. We anticipate that SCC will be paid a fee ranging from $65,000 to $95,000 and will be reimbursed for its reasonable expenses (SCC's anticipated fees and expenses are included in the $500,000 estimate given above). Your Funds have also agreed to indemnify

SCC against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. We expect that SCC will employ approximately 35 people to solicit proxies in connection with the meeting.


VOTING, QUORUM


If the shareholders' meeting is held and if you own shares of the Funds at the close of business on October 12, 1998, the record date for this solicitation, you will be entitled to vote at the special meeting. You do not have cumulative voting rights, which means that you are entitled to one vote for each share of the Funds that you own on each matter submitted to a vote at the meeting. Your proxy will be voted in accordance with your instructions. If other business is to be voted on at the meeting, the people who are named as your proxies on the enclosed proxy card will decide how to vote your shares. They will vote your shares in a way that they decide is in your best interest as a shareholder of the Funds. Your Funds are currently not aware of any other business that will be voted on at the meeting.



Proposal 1 (removal of the current Independent Directors of your Funds) and proposal 3 (election of new Independent Directors for your Funds) each require a "FOR" vote by the holders of a majority of the votes entitled to be cast. Proposal 2 (approval of an amendment to your Funds' bylaws to reduce the number of directors of your Funds from six to five), proposal 4 (adjournment of the meeting by Yacktman), and proposal 5 (adjournment of the meeting by someone other than Yacktman) each require a "FOR" vote by not less than a majority of the shares present or represented by proxy at the meeting.



If you do not mark on your proxy card how you want to vote on one or more of Yacktman's proposals, your proxy will be voted against proposals 1, 2, and 4, your vote will be withheld on proposal 3, and your proxy will be voted for proposal 5. If you send in a signed proxy card, you can revoke it at any time before it is voted at the meeting, either by writing to your Funds or in person at the meeting. Proxies given by telephone or electronically transmitted instruments count as long as certain steps are taken to make sure that the person giving the proxy has the power to do so. TO KEEP YOUR FUNDS' CURRENT INDEPENDENT DIRECTORS, VOTE ON THE ENCLOSED WHITE PROXY CARD AS RECOMMENDED BY YOUR FUNDS' BOARD OF DIRECTORS.



The presence in person or by proxy at the meeting of shareholders entitled to cast a majority of the votes at the meeting constitutes a quorum. Thus the meeting could not take place on its scheduled date if less than a majority of the shareholders entitled to cast votes at the meeting were represented. If a quorum is not present or represented by proxy at the meeting, the meeting may--or may not--be adjourned until a later date by the chairman or by the holders of a majority of the shares present or represented without notice other than an announcement at the meeting. The meeting may be reconvened from time to time until a quorum is present. At that time, any business may be transacted that might have been transacted at the meeting as originally called. However, in the event that a quorum cannot be attained within 120 days after the original record date, any matters that were to have been voted on at the meeting will be treated as if rejected by shareholders.



In tallying shareholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will count for purposes of determining whether a quorum is present to convene the meeting. On each proposal, abstentions and broker non-votes will count as "AGAINST" votes.


SHARE OWNERSHIP INFORMATION


On October 12, 1998, there were 37,433,033 shares of The Yacktman Fund issued and outstanding and 4,352,146 shares of The Yacktman Focused Fund issued and outstanding. We are not aware of any person who beneficially owns 5 percent or more of the outstanding shares of The Yacktman Fund or of The Yacktman Focused Fund. As of October 12, 1998, all directors and officers of the Funds as a group beneficially owned less than one percent of the outstanding shares of The Yacktman Fund. As of October 12, 1998, all directors and officers of the Funds as a group beneficially owned approximately 5.56% of The

Yacktman Focused Fund. Details regarding the directors' and officers' holdings of The Yacktman Focused Fund may be found in Exhibit B.


YOUR FUNDS' SERVICE PROVIDERS


INVESTMENT ADVISER. Your Funds' investment adviser, Yacktman Asset Management Co., is located at 303 West Madison Street, Chicago, Illinois 60606. The Funds' advisory contracts with Yacktman Asset Management Co. were last approved by the Board on February 13, 1998.


ADMINISTRATOR. Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin 53202, is your Funds' administrator.

YOUR FUNDS' PRINCIPAL EXECUTIVE OFFICE


Your Funds' principal executive office is at 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin 53202.


STOCKHOLDER REPORTS

To get a free copy of your Funds' annual and most recent semi-annual report, write to your Funds in care of Firstar Trust Company, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or call your Funds at 1-800-457-6033.


RECOMMENDATIONS OF YOUR BOARD



The recommendations that your Board of Directors makes in this Proxy Statement and in the accompanying proxy card were approved by a majority of the Board, including all of the Independent Directors. Messrs. Donald Yacktman and Ronald Ball opposed these actions.



FOR THE REASONS EXPLAINED IN THIS PROXY STATEMENT, WE URGE YOU TO VOTE TO RETAIN YOUR FUNDS' CURRENT INDEPENDENT DIRECTORS.


By order of the Board of Directors

Jon D. Carlson
Secretary

                                                                       EXHIBIT A

            INFORMATION REGARDING YOUR FUNDS' INDEPENDENT DIRECTORS


                             PRINCIPAL
                           OCCUPATION OR      PURCHASES (P)/SALES (S) OF SHARES OF THE
   NAME AND ADDRESS         EMPLOYMENT            FUNDS DURING THE PAST TWO YEARS
-----------------------  -----------------  --------------------------------------------

Jon D. Carlson           President,         The Yacktman Fund    01/07/97   1,047  (P)
207 East Buffalo Street  Treasurer and                           01/17/97   1,433  (P)
Suite 400                Secretary, The                          01/17/97     516  (P)
Milwaukee, WI 53202      Yacktman Funds,                         12/22/97   2,395  (S)
                         Inc;                                    12/26/97   2,009  (S)
                         Private Investor                        05/11/98   1,512  (S)
                                                                 07/06/98   6,324  (S)
                                                                 07/06/98   3,071  (S)
                                                                 07/08/98   1,526  (S)
                                                                 07/10/98   6,243  (S)
                                                                 07/10/98   1,945  (S)
                                            The Yacktman         05/09/97   5,894  (P)
                                            Focused Fund         06/19/97     451  (P)
                                                                 07/09/97     212  (P)
                                                                 07/11/97     354  (P)
                                                                 07/11/97     186  (P)
                                                                 08/01/97     564  (P)
                                                                 10/06/97     192  (P)
                                                                 12/23/97     664  (S)
                                                                 07/06/98     192  (S)
                                                                 07/18/98     198  (S)
                                                                 07/10/98   6,526  (S)
Thomas R. Hanson         Partner, Fleming/  The Yacktman Fund    10/09/96      19  (P)
3010 Woodcreek Drive     Hanson Sales                            10/22/96      19  (P)
Downers Grove, IL 60515  (manufacturers'                         11/06/96      18  (P)
                         representative                          11/20/96      18  (P)
                         firm)                                   01/17/97      19  (P)
                                                                 02/03/97      18  (P)
                                                                 02/14/97      18  (P)
                                                                 02/28/97      18  (P)
                                                                 03/13/97      18  (P)
                                                                 03/27/97      18  (P)
                                                                 04/10/97      18  (P)
                                                                 04/24/97      19  (P)
                                                                 05/09/97      18  (P)
                                                                 05/22/97      17  (P)
                                                                 06/04/97      18  (P)
                                                                 06/18/97      17  (P)
                                                                 07/08/97      17  (P)
                                                                 07/16/97      17  (P)
                                                                 08/01/97      19  (P)
                                                                 08/20/97      15  (P)

                             PRINCIPAL
                           OCCUPATION OR      PURCHASES (P)/SALES (S) OF SHARES OF THE
   NAME AND ADDRESS         EMPLOYMENT            FUNDS DURING THE PAST TWO YEARS
-----------------------  -----------------  --------------------------------------------

                                                                 08/29/97      16  (P)
                                                                 09/11/97      16  (P)
                                                                 09/24/97      15  (P)
                                                                 10/08/97      15  (P)
                                                                 10/22/97      15  (P)
                                                                 11/05/97      16  (P)
                                                                 11/20/97      15  (P)
                                                                 12/02/97      15  (P)
                                                                 12/18/97      16  (P)
                                                                 12/31/97      17  (P)
                                                                 01/20/98      20  (P)
                                                                 01/28/98      20  (P)
                                                                 02/11/98      19  (P)
                                                                 02/13/98     294  (S)
                                                                 03/11/98      18  (P)
                                                                 03/18/98      17  (P)
                                                                 03/25/98      18  (P)
                                                                 04/09/98      18  (P)
                                                                 04/20/98   5,680  (S)
                                                                 08/25/98  10,000  (S)
                                            The Yacktman         08/11/97   1,634  (P)
                                            Focused Fund         02/13/98     367  (S)
Stanislaw Maliszewski    Pension            The Yacktman Fund    12/06/96      84  (P)
Suite 1420               Marketing,                              03/10/97     139  (P)
180 North LaSalle        Private Investing                       04/15/97   1,114  (S)
Street                   and Consulting                          06/16/97     133  (P)
Chicago, IL 60601                                                08/21/97   2,600  (S)
                                                                 11/25/97     129  (P)
                                                                 03/02/98     133  (P)
                                                                 04/14/98     266  (P)
                                                                 05/21/98     133  (P)
                                                                 06/19/98     576  (S)
                                                                 06/19/98  16,688  (S)
                                                                 06/19/98   2,664  (S)
                                                                 06/19/98   5,112  (S)
                                                                 10/08/98     828  (P)
                                            The Yacktman         08/21/97   3,490  (P)
                                            Focused Fund         09/10/97     172  (P)
                                                                 04/14/98     264  (P)
                                                                 06/19/98      93  (S)
                                                                 07/14/98     166  (P)
                                                                 09/14/98     192  (P)
Stephen E. Upton         Retired Business   The Yacktman Fund    05/12/97  21,097  (S)
100 Ridgeway Road        Executive                               06/22/98   9,719  (S)
St. Joseph, MI 49085
                                            The Yacktman         05/12/97  29,469  (P)
                                            Focused Fund

                                                                       EXHIBIT B



   BENEFICIAL OWNERSHIP OF THE FUNDS' OFFICERS AND DIRECTORS OF SHARES OF THE
                             YACKTMAN FOCUSED FUND



                                                                            PERCENT OF
NAME                                                   NUMBER OF SHARES        CLASS
-----------------------------------------------------  -----------------  ---------------
Ronald W. Ball                                                10,845             0.249%
Jon D. Carlson                                                   500             0.012%
Thomas R. Hanson                                               1,317             0.030%
Stanislaw Maliszewski                                            442             0.010%
Stephen E. Upton                                              29,469             0.677%
Donald A. Yacktman                                           199,544             4.585%

                                     PROXY


                            THE YACKTMAN FUNDS, INC.
                        SPECIAL MEETINGS OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 24, 1998


   THIS PROXY IS SOLICITED BY YOUR FUNDS' BOARD OF DIRECTORS IN OPPOSITION TO
                         YACKTMAN ASSET MANAGEMENT CO.


The undersigned appoints Jon D. Carlson, Thomas R. Hanson, Stanislaw Maliszewski, and Stephen E. Upton, and each of them, each with full power to act without the other, and each with full power of substitution, proxies for the undersigned, to represent and vote, as designated below, all shares of The Yacktman Fund and The Yacktman Focused Fund (the "Funds") that the undersigned is entitled to vote at the special meeting of stockholders of the Funds if held, in the Goodman Room of the Allegro Hotel, 171 West Randolph Street, Chicago, Illinois, on Tuesday, November 24, 1998, at 10:00 a.m., Chicago time, and at any adjournments of such meeting.


This proxy, when properly executed, will be voted in the manner directed by the stockholder signing below. If no direction is given, this proxy will be voted "AGAINST" proposals 1, 2, and 4, to "WITHHOLD" voting authority on proposal 3, and voted "FOR" proposal 5.



  PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPES



                                PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD. IF YOU OWN SHARES OF THE FUNDS JOINTLY WITH SOMEONE ELSE, EACH OWNER SHOULD SIGN THIS CARD. IF YOU ARE SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, GUARDIAN, OR CUSTODIAN FOR A MINOR, PLEASE INCLUDE THE CAPACITY IN WHICH YOU ARE SIGNING. IF YOU ARE SIGNING FOR A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME AND GIVE YOUR OFFICE ADDRESS. IF YOU ARE SIGNING AS A PARTNER, SIGN IN THE PARTNERSHIP NAME.



       -------------------------------------------------------------------------
                                Stockholder's
                                Signature                         Date

The Funds recommend that you vote "AGAINST" proposals 1, 2 AND 4, "WITHHOLD" your voting authority on proposal 3, and vote "FOR" proposal 5.



1.         To remove Jon D. Carlson, Thomas R. Hanson, Stanislaw Maliszewski, and Stephen E. Upton as directors of your Funds.
           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST."
           / /  AGAINST    / /  ABSTAIN    / /  FOR
2.         To amend your Funds' bylaws to reduce the number of directors of your Funds from six to five.
           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST."
           / /  AGAINST    / /  ABSTAIN    / /  FOR
3.         To elect three nominees as new directors of your Funds.
           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU "WITHHOLD" AUTHORITY.
           / /  WITHHOLD authority to vote for all nominees listed below    / /  FOR all nominees listed below (except as marked to
              the contrary below)
           Bruce B. Bingham, Albert J. Malwitz, and George J. Stevenson III
           To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

           --------------------------------------------------------
           To adjourn the special meeting to a later date that is proposed or recommended by Yacktman Asset Management Co.
4.            ("Yacktman")
           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST."
           / /  AGAINST    / /  ABSTAIN    / /  FOR
5.         To adjourn the special meeting to a later date that is not proposed by Yacktman.
           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR."
           / /  FOR    / /  ABSTAIN    / /  AGAINST
6.         To transact such other business as may properly come before the meeting or any adjournments of the meeting.